Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated May 26, 2006, with respect to the financial statements and the supplemental schedule of the NewAlliance Bank 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

Hartford, Connecticut
June 21, 2006